UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2014

CHINA POWER EQUIPMENT, INC.
 (Exact name of Company as specified in charter)

Maryland	333-147349	20-5101287
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Yongle Industry Zone, Jingyang Industry Concentration Area
Shaanxi, P.R.China 713702
(Address of principal executive offices)   (Zip Code)

Company's telephone number, including area code: 86-29-62619758

                    N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐           Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ms. Elaine Zhao, resigned from her Chief Financial Officer position with China Power Equipment, Inc., a Maryland corporation (the “Company”), effective as of March 27, 2014. The resignation is in connection with the reduced need from the Company for her expertise after the Company files its certification on Form 15 on March 28, 2014.

Item 7.01          Regulation FD Disclosure.

On March 28, 2014, the Company issued a press release announcing that it has determined to suspend its reporting obligations under Section 15(d)  of the Securities Exchange Act of 1934, as amended, by filing a certification on Form 15 with the Securities and Exchange Commission.  A copy of the Company’s press release is attached as Exhibit 99.1 to this filing.

The information contained herein and in the accompanying exhibit are being furnished pursuant to “Item 7.01.  Regulation FD Disclosure.”  The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933.

Item 9.01          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated March 28, 2014

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 28, 2014

China Power Equipment, Inc.

                                                                            By:   /s/ Yongxing Song
           Name: Yongxing Song
           Title: Chief Executive Officer and President